Exhibit 1.1

                      GE COMMERCIAL MORTGAGE CORPORATION

                      $__________________ (Approximate)

                Commercial Mortgage Pass-Through Certificates
                                Series 200_-_

                            UNDERWRITING AGREEMENT

                                                              New York, New York

                                                        _______________ __, 200_

[Names and Addresses of Underwriters]

Ladies and Gentlemen:

            GE Commercial Mortgage Corporation, a Delaware corporation (the "Company"), proposes to cause to be issued its Commercial Mortgage Pass-Through Certificates, Series 200_-_ (the "Certificates"), consisting of [12] classes designated as the Class [A-1], Class [A-2], Class [X], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G], Class [H], Class [R] and Class [LR] Certificates under a Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), dated as of _____________ __, 200_, among the Company, ________________________, as servicer (in such capacity, the "Servicer"),
______________________, as special servicer (in such capacity, the "Special Servicer"), ________________________, as trustee (the "Trustee"), and
__________________, as fiscal agent (the "Fiscal Agent"), and proposes to sell the Class [A-1], Class [A-2], Class [X], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates (collectively, the "Offered Certificates") to ______________________ and _________________ (together, the
"Underwriters"). The Certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund (the "Trust Fund") primarily consisting of a segregated pool (the "Mortgage Pool") of commercial and multifamily mortgage loans (the "Mortgage Loans"). The Mortgage Loans will be purchased by the Company from __________________ and __________________
(collectively, the "Mortgage Loan Sellers") pursuant to ___ Mortgage Loan Purchase and Sale Agreements (the "Purchase Agreements"), each by and between the Company and the applicable Mortgage Loan Seller, in exchange for immediately available funds. The Offered Certificates are described more fully in Schedule I hereto and the Registration Statement (as hereinafter defined). This is to confirm the arrangements with respect to your purchase of the Offered Certificates.

            Capitalized terms used but not defined herein shall have the meanings assigned thereto in the Final Prospectus (as hereinafter defined).

            1. Representations and Warranties. The Company represents and warrants to, and agrees with, each Underwriter that:

            (a) The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-3 (the file numbers of which are set forth in Schedule I hereto) for the registration of the Offered Certificates, among other mortgage pass-through certificates, under the Securities Act of 1933, as amended (the "1933 Act"), which registration statement has become effective and copies of which have heretofore been delivered to you. Such registration statement, as amended at the date hereof, meets the requirements set forth in Rule 415(a)(1)(x) under the 1933 Act and complies in all other material respects with the 1933 Act and the rules and regulations thereunder. The Company proposes to file with the Commission pursuant to Rule 424 under the 1933 Act a supplement to the form of prospectus included in such registration statement relating to the Offered Certificates and the plan of distribution thereof and has previously advised you of all further information (financial and other) with respect to the Offered Certificates and the Mortgage Pool to be set forth therein. Such registration statement, including the exhibits thereto, as amended at the date hereof, is hereinafter called the "Registration Statement"; the prospectus included in the Registration Statement, after the Registration Statement, as amended, became effective, or as subsequently filed with the Commission pursuant to Rule 424 under the 1933 Act, is hereinafter called the "Basic Prospectus"; such form of prospectus supplemented by the supplement to the form of prospectus relating to the Offered Certificates, in the form in which it shall be first filed with the Commission pursuant to Rule 424 (including the Basic Prospectus as so supplemented) is hereinafter called the "Final Prospectus." Any preliminary form of the Final Prospectus that has heretofore been filed pursuant to Rule 424 or, prior to the effective date of the Registration Statement, pursuant to Rule 402(a) or Rule 424(a) is hereinafter called a "Preliminary Final Prospectus."

            (b) (i) The Registration Statement, as of its effective date or the effective date of any post-effective amendment thereto filed prior to the Closing Date, and the Final Prospectus, as of the date that it is first filed pursuant to Rule 424 under the 1933 Act or, as amended or supplemented, as of the date such amendment or supplement is filed pursuant to Rule 424 under the 1933 Act, complied or will comply, as applicable, in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder, (ii) the Registration Statement as of its effective date and as of the date of this Agreement, and, as amended by any such post-effective amendment, as of the effective date of such amendment, did not and will not contain any untrue statement of a material fact and did not omit and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) the Final Prospectus as of its issue date and as of the Closing Date, or as amended or supplemented, as of the issue date of such amendment or supplement and as of the Closing Date, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to (i) the information contained in or omitted from the Registration Statement or the Final Prospectus or any amendment thereof or supplement thereto in reliance upon and in conformity with the information furnished in writing to the Company by or on behalf of any Underwriter specifically for use in connection with the preparation of the Registration Statement and the Final Prospectus or (ii) the Mortgage Loan Seller Covered Information (as defined in Section 7 hereof). As used herein, the "Master Tape" shall mean the compilation of information and data regarding the Mortgage Loans covered by the Report on Applying Agreed-Upon Procedures dated _____________ __, 200_ and rendered by _______________________.

            (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own its properties and conduct its business, as now conducted by it, and to enter into and perform its obligations under this Agreement, the Purchase Agreements and the Pooling and Servicing Agreement; and the Company has received no notice of proceedings relating to the revocation or modification of any license, certificate, authority or permit applicable to its owning such properties or conducting such business which singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would materially and adversely affect the conduct of the business, operations, financial condition or income of the Company.

            (d) When the Final Prospectus is first filed pursuant to Rule 424 under the 1933 Act, when, prior to the Closing Date (as hereinafter defined), any amendment to the Registration Statement becomes effective, when any supplement to the Final Prospectus is filed with the Commission, and at the Closing Date, there has not and will not have been (i) any request by the Commission for any further amendment of the Registration Statement or the Final Prospectus or for any additional information, (ii) any issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or (iii) any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.

            (e) This Agreement and the Purchase Agreements have been, and the Pooling and Servicing Agreement when executed and delivered as contemplated hereby and thereby will have been, duly authorized, executed and delivered by the Company, and each constitutes, or will constitute when so executed and delivered, a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by (i) bankruptcy, insolvency, liquidation, receivership, moratorium, reorganization or other similar laws affecting the enforcement of the rights of creditors, (ii) general principles of equity, whether enforcement is sought in a proceeding in equity or at law and (iii) public policy considerations underlying the securities laws, to the extent that such public policy considerations limit the enforceability of the provisions of this Agreement that purport to provide indemnification from securities law liabilities.

            (f) The Offered Certificates and the Pooling and Servicing Agreement will each conform in all material respects to the descriptions thereof contained in the Final Prospectus, and the Offered Certificates, when duly and validly authorized, executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for by the Underwriters as provided herein, will be entitled to the benefits of the Pooling and Servicing Agreement.

            (g) Neither the issuance and sale of the Certificates, nor the execution and delivery by the Company of this Agreement, the Purchase Agreements or the Pooling and Servicing Agreement, nor the consummation by the Company of any of the transactions herein or therein contemplated, nor compliance by the Company with the provisions hereof or thereof, will conflict with or result in a breach of any term or provision of the certificate of incorporation or by-laws of the Company or conflict with, result in a breach, violation or acceleration of or constitute a default under, the terms of any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any statute, order or regulation applicable to the Company of any court, regulatory body, administrative agency or governmental body having jurisdiction over the Company, which, in any such case, would materially and adversely affect the ability of the Company to perform its obligations under this Agreement, the Purchase Agreements or the Pooling and Servicing Agreement. The Company is not a party to, bound by or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects, or is reasonably likely in the future to materially and adversely affect, the ability of the Company to perform its obligations under this Agreement, the Purchase Agreements or the Pooling and Servicing Agreement.

            (h) There are no actions or proceedings against, or investigations of, the Company pending, or, to the knowledge of the Company, threatened, before any court, administrative agency or other tribunal (i) asserting the invalidity of this Agreement, the Purchase Agreements, the Pooling and Servicing Agreement or the Certificates, (ii) seeking to prevent the issuance of the Certificates or the consummation of any of the transactions contemplated by this Agreement, the Purchase Agreements or the Pooling and Servicing Agreement, (iii) that might materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement, the Purchase Agreements, the Pooling and Servicing Agreement or the Certificates or
(iv) seeking to affect adversely the federal income tax attributes of the Certificates as described in the Final Prospectus.

            (i) The Trust Fund created by the Pooling and Servicing Agreement will not be required to be registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act"), and the Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

            (j) The sale of the Mortgage Loans to the Trust Fund on the Closing Date and the sale by the Company of the Offered Certificates will be treated by the Company for financial accounting and reporting purposes as a sale of assets and not as a pledge of assets to secure debt.

            (k) No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the offering, issuance or sale of the Offered Certificates pursuant to this Agreement and the Pooling and Servicing Agreement, except such as have been, or as of the Closing Date will have been, obtained or such as may otherwise be required under applicable state securities laws in connection with the purchase and offer and sale of the Offered Certificates by the Underwriters and the recordation of the respective assignments of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement.

            (l) Immediately prior to the assignment of the Mortgage Loans to the Trustee as contemplated by the Pooling and Servicing Agreement, the Company (i) had good title to, and was the sole owner of, each of the Mortgage Loans and the other property purported to be transferred by it to the Trustee pursuant to the Pooling and Servicing Agreement (but only to the extent sole ownership was transferred to the Company by the applicable Mortgage Loan Seller) free and clear of any pledge, mortgage, lien, security interest or other encumbrance created by the Company (collectively, "Liens"), (ii) except as contemplated by the Pooling and Servicing Agreement, had not assigned to any person any of its right, title or interest in such Mortgage Loans or property or in the Purchase Agreements and (iii) will have the power and authority to sell such Mortgage Loans and property to the Trustee (but only to the extent such Mortgage Loans and property were transferred to the Company by the applicable Mortgage Loan Seller) and upon the execution and delivery of the Pooling and Servicing Agreement by the Trustee on behalf of the Trust, the Trust will have acquired all of the Company's right, title and interest in and to such Mortgage Loans and property free and clear of any Lien created by the Company (except for the Lien of this transaction).

            2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties set forth herein, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the applicable purchase price set forth in Schedule I hereto, the respective portions of the Offered Certificates set forth opposite such Underwriter's name in Schedule II hereto, plus accrued interest at the related Pass-Through Rate from __________ __, 200_ to but not including the Closing Date. \

            3. Delivery and Payment. Delivery of and payment for the Offered Certificates shall be made in the manner, on the date and at the time specified in Schedule I hereto (or such later date not later than seven business days after such specified date as the Underwriters shall designate), which date and time may be postponed by agreement between the Underwriters and the Company or as provided in Section 8 hereof (such date and time of delivery and payment for the Offered Certificates being herein called the "Closing Date"). Delivery of the Offered Certificates, as set forth on Schedule I hereto, shall be made to the Underwriters for their respective accounts against payment by wire transfer of immediately available funds by the Underwriters of the applicable purchase price. Unless delivery is made through the facilities of The Depository Trust Company, the Offered Certificates shall be registered in such names and in such authorized denominations as the Underwriters may request not less than 3 full business days in advance of the Closing Date.

            The Company agrees to have the Offered Certificates available for inspection, checking and packaging by the Underwriters in New York, New York, not later than 1:00 P.M. on the business day prior to the Closing Date.

            4. Offering by Underwriters. (a) It is understood that the several Underwriters propose to offer the Offered Certificates for sale to the public as set forth in the Final Prospectus.

            (b) Each Underwriter agrees that any Offered Certificates sold by it in the State of New York will be sold solely to institutional "accredited investors" within the meaning of Rule 501(a)(1), (2) and (3) of Regulation D under the 1933 Act in order to ensure compliance with the exemption from Section 352-e of the Real Estate Syndicate Act of New York.

            5. Agreements. The Company agrees with the several Underwriters that:

            (a) The Company will not file, on or prior to the Closing Date, any amendment to the Registration Statement or file any supplement to (including the supplement relating to the Offered Certificates included in the Final Prospectus) the Basic Prospectus unless the Company has furnished to you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object. Subject to the foregoing sentence, the Company will cause the Final Prospectus to be transmitted to the Commission for filing pursuant to Rule 424 under the 1933 Act. The Company will promptly advise the Underwriters (i) when the Final Prospectus shall have been filed or transmitted to the Commission for filing pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Offered Certificates for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Company will use its reasonable best efforts to prevent the issuance of any such stop order or suspension and, if issued, to obtain as soon as possible the withdrawal thereof.

            (b) If, at any time when a prospectus relating to the Offered Certificates is required to be delivered under the 1933 Act, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, or if it shall be necessary to amend the Registration Statement or supplement the Final Prospectus to comply with the 1933 Act or the rules and regulations thereunder, the Company will promptly prepare and file with the Commission, subject to paragraph (a) of this Section 5, an amendment or supplement that will correct such statement or omission or an amendment that will effect such compliance and, if such amendment or supplement is required to be contained in a post-effective amendment of the Registration Statement, will use its reasonable best efforts to cause such amendment of the Registration Statement to be made effective as soon as possible.

            (c) The Company will (i) furnish to the Underwriters and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and each amendment thereto that shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer in connection with the Offered Certificates may be required by the 1933 Act, as many copies of any Preliminary Final Prospectus and the Final Prospectus and any amendments thereof and supplements thereto as the Underwriters may reasonably request, and (ii) file promptly all reports and any information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act"), subsequent to the date of the Final Prospectus and for so long as the delivery of a prospectus by an Underwriter or dealer in connection with the Offered Certificates may be required under the 1933 Act. The Company will file with the Commission within 15 days of the issuance of the Offered Certificates a report on Form 8-K (the "8-K") setting forth specific information concerning the Offered Certificates and the Mortgage Pool to the extent that such information is not set forth in the Final Prospectus.

            (d) The Company agrees that, so long as the Offered Certificates shall be outstanding, it will make available to the Underwriters the annual statement as to compliance delivered to the Trustee pursuant to Section 3.13 of the Pooling and Servicing Agreement and the annual statement of a firm of independent public accountants furnished to the Trustee pursuant to Section 3.14 of the Pooling and Servicing Agreement, as soon as such statements are furnished to the Company. The Pooling and Servicing Agreement will provide that the Servicer and the Special Servicer furnish to the Underwriters all reports compiled by either of them pursuant to the Pooling and Servicing Agreement under the same terms and conditions applicable to holders of the Offered Certificates.

            (e) The Company will furnish such information, execute such instruments and take such action, if any, as may be required to qualify the Offered Certificates for sale under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the distribution of the Offered Certificates; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

            (f) The Company will pay, to the extent not paid by the Mortgage Loan Sellers pursuant to the Purchase Agreements, all costs and expenses in connection with the transactions herein contemplated, including, but not limited to: (i) the fees and disbursements of its counsel; (ii) the costs and expenses of printing (or otherwise reproducing) preparing and delivering the Pooling and Servicing Agreement and the Offered Certificates; (iii) accounting fees and disbursements (except as set forth in Section 9(f)); (iv) the costs and expenses in connection with the qualification or exemption of the Offered Certificates under state securities or blue sky laws not to exceed $10,000, including filing fees and reasonable fees and disbursements of counsel in connection with the preparation of any blue sky survey and in connection with any determination of the eligibility of the Offered Certificates for investment by institutional investors and the preparation of any legal investment survey; (v) the expenses of printing any such blue sky survey and legal investment survey; (vi) the costs and expenses in connection with the preparation, printing and filing of the Registration Statement (including exhibits thereto), the Basic Prospectus, the Preliminary Final Prospectus and the Final Prospectus, the preparation and printing of this Agreement and the furnishing to the Underwriters of such copies of each Preliminary Final Prospectus, Registration Statement and Final Prospectus as the Underwriters may reasonably request and (vii) the fees of each Rating Agency (as defined herein). The Underwriters shall be responsible for paying all costs and expenses incurred by them in connection with the offering of the Offered Certificates.

            6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Offered Certificates shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed after the date hereof and prior to the Closing Date and as of the Closing Date, to the accuracy of the statements of the Company made in any certificates pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

            (a) No stop order suspending the effectiveness of the Registration Statement, as amended from time to time, shall have been issued and not withdrawn and no proceedings for that purpose shall have been instituted or threatened; and the Final Prospectus shall have been filed or transmitted for filing with the Commission in accordance with Rule 424 under the 1933 Act.

            (b) The Company shall have delivered to you a certificate of the Company, signed by the Chairman, the President, a vice president or an assistant vice president of the Company and dated the Closing Date, to the effect that the signer of such certificate has carefully examined the Registration Statement, the Final Prospectus and this Agreement and that: (i) the representations and warranties of the Company in this Agreement are true and correct in all material respects at and as of the Closing Date with the same effect as if made on the Closing Date; (ii) the Company has, in all material respects, complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to the Closing Date; (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to the Company's knowledge, threatened and (iv) nothing has come to the attention of such officer that would lead such officer to believe that the Final Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            (c) The Underwriters shall have received from Cadwalader, Wickersham & Taft, special counsel for the Company, a favorable opinion, dated the Closing Date and satisfactory in form and substance to counsel for the Underwriters, to the effect that:

            (i) The Company is a corporation in good standing under the laws of the State of Delaware with corporate power to enter into and perform its obligations under this Agreement, the Purchase Agreements and the Pooling and Servicing Agreement;

            (ii) The Registration Statement and any amendments thereto have become effective under the 1933 Act; to the knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement, as amended, has been issued, and not withdrawn, no proceedings for that purpose have been instituted or threatened, and not terminated, and the Registration Statement, the Final Prospectus and each amendment thereof or supplement thereto as of their respective effective or issue dates complied as to form in all material respects with the applicable requirements of the 1933 Act and the rules and regulations thereunder; and such counsel does not believe that the Registration Statement (which, for purposes of this clause, shall not be deemed to include any exhibits thereto or any documents or other information incorporated therein by reference), or any amendment thereof, at the time it became effective and at the date of this Agreement, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Final Prospectus as of its issue date and as of the Closing Date, or as amended or supplemented, as of the issue date of such amendment or supplement and as of the Closing Date, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (iii) This Agreement, the Pooling and Servicing Agreement and the Purchase Agreements have been duly authorized, executed and delivered by the Company and each such agreement constitutes a valid, legal and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, receivership or other laws relating to creditors' rights generally, and to general principles of equity including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), and except that the enforcement of rights with respect to indemnification and contribution obligations may be limited by applicable law;

            (iv) The Offered Certificates, when duly and validly executed, authenticated and delivered in accordance with the Pooling and Servicing Agreement and paid for by the Underwriters as provided herein, will be entitled to the benefits of the Pooling and Servicing Agreement;

            (v) The statements in the Basic Prospectus and the Final Prospectus, as the case may be, under the headings "Certain Federal Income Tax Consequences," "Legal Investment" and "ERISA Considerations," to the extent that they constitute matters of federal law or legal conclusions with respect thereto, are correct in all material respects;

            (vi) The statements made in the Final Prospectus under the caption "Description of Certificates" insofar as they purport to constitute summaries of terms of the Certificates constitute accurate summaries of such terms in all material aspects;

            (vii) The Pooling and Servicing Agreement is not required to be qualified under the Trust Indenture Act, and the Trust Fund created by the Pooling and Servicing Agreement is not required to be registered under the Investment Company Act;

            (viii) No consent, approval, authorization or order of any New York or federal court or governmental agency or body is required for the consummation by the Company of the transactions contemplated herein, except such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Offered Certificates by the Underwriters, and any recordation of the assignment of the Mortgage Loans to the Trustee pursuant to the Pooling and Servicing Agreement that have not yet been completed and such other approvals as have been obtained; and

            (ix) Neither the issuance and sale or transfer of the Certificates, nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof or of the Purchase Agreements or the Pooling and Servicing Agreement will conflict with or result in a breach or violation of any term or provision of, or constitute a default (or an event which with the passing of time or notification, or both, would constitute a default) under, the certificate of incorporation or by-laws of the Company, or, to the knowledge of such counsel, any indenture or other agreement or instrument to which the Company is a party or by which it is bound, or any New York or federal statute or regulation applicable to the Company or, to the knowledge of such counsel, any order of any New York or federal court, regulatory body, administrative agency or governmental body having jurisdiction over the Company.

            Such opinion may (x) express its reliance as to factual matters on the representations and warranties made by, and on certificates or other documents furnished by officers of, the parties to this Agreement, the Purchase Agreements and the Pooling and Servicing Agreement, (y) assume the due authorization, execution and delivery of the instruments and documents referred to therein by the parties thereto other than the Company and (z) be qualified as an opinion only on the federal laws of the United States of America and the laws of the State of New York. Additionally, if so rendered, Cadwalader, Wickersham & Taft may rely on the opinion of in-house counsel for the Company as to matters relating to the Company.

            (d) The Underwriters shall have received from __________________________ and _____________________ (the "Accountants"),
certified public accountants, one or more letters, dated the date hereof and satisfactory in form and substance to the Underwriters and counsel for the Underwriters.

            (e) The Certificates have been given the rating, if any, set forth in Schedule I hereto by _______________________ and ______________________ (the
"Rating Agencies").

            (f) The Underwriters shall have received from counsel for the Underwriters, dated the Closing Date, an opinion in form and substance satisfactory to the Underwriters.

            (g) The Underwriters shall have received from counsel for the Trustee, a favorable opinion, dated the Closing Date, and in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

            (h) The Underwriters shall have received from counsel for each Mortgage Loan Seller, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

            (i) The Underwriters shall have received from counsel for each of the Servicer and Special Servicer, a favorable opinion, dated the Closing Date, in form and substance satisfactory to the Underwriters and counsel for the Underwriters.

            (j) The Underwriters shall have received copies of any opinions of counsel to the Company, each Mortgage Loan Seller or the Servicer supplied to the Rating Agencies or the Trustee relating to certain matters with respect to the Offered Certificates, the Mortgage Loan Sellers and the Mortgage Loans. Any such opinions shall be dated the Closing Date and addressed to the Underwriters or accompanied by the reliance letters to the Underwriters or shall state that the Underwriters may rely upon them.

            (k) All proceedings in connection with the transactions contemplated by this Agreement and all documents incident hereto shall be satisfactory in form and substance to the Underwriters and counsel for the Underwriters, and the Underwriters and counsel for the Underwriters shall have received such information, certificates and documents as they may reasonably request.

            If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Agreement, if the Company is in breach of any covenants or agreements contained herein or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to the Company in writing, or by telephone or telegraph confirmed in writing.

            7. Indemnification and Contribution. The Company and the several Underwriters agree that:

            (a) The Company will indemnify and hold harmless each Underwriter, and each person who controls any Underwriter within the meaning of either the 1933 Act or the 1934 Act against any and all losses, claims, damages, expenses or liabilities, joint or several, to which they or any of them may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(2) any error in the information supplied to the Underwriters relating to the Mortgage Loans other than the information contained in the Basic Prospectus, Preliminary Final Prospectus or the Final Prospectus (the "Collateral Information"); provided that such Collateral Information is used in a manner not inconsistent with the 1933 Act; provided further, that no indemnity shall be provided if the Collateral Information was corrected and such corrected materials were supplied to the Underwriters at least 24 hours prior to the dissemination of the materials from which such loss, liability, claim, damage or expense arose; and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein (A) in reliance upon and in conformity with written information furnished to the Company as herein stated by or on behalf of any Underwriter specifically for use in connection with the preparation thereof,
(B) arising out of or based upon the failure of any Underwriter to comply with any provision of Section 9 hereof or (C) arising out of or based upon an untrue statement or omission with respect to information subject to the provisions of
Section 2(b) of each of the related Purchase Agreements (the "Mortgage Loan Seller Covered Information"); provided that the indemnification provided by this subsection (a) shall apply notwithstanding the proviso contained in (C) above, to the extent that (1) such untrue statement or omission of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Master Tape and Annex A to the Preliminary Final Prospectus or the Final Prospectus, including without limitation the aggregation of such information relating to the Mortgage Loans in the Mortgage Pool or (2) the information provided by the related Mortgage Loan Seller was not represented accurately in the Master Tape, Preliminary Final Prospectus or the Final Prospectus. Notwithstanding the foregoing, with respect to any untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement or in any amendment thereof, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, the indemnity contained in this subsection (a) shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages, expenses or liabilities purchased the Offered Certificates (or to the benefit of any person controlling such Underwriter), to the extent that any such loss, claim, damage or liability of such Underwriter or controlling person results from the fact that a copy of the Basic Prospectus or the Final Prospectus correcting such misstatement or omission and previously delivered to such Underwriter was not sent or given to the person asserting any such losses, claims, damages, expenses or liabilities at or prior to the written confirmation of the sale of such Offered Certificates to such person or from the fact that any amendment of or supplement to the registration statement for the registration of the Offered Certificates, the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus correcting such misstatement or omission and delivered to such Underwriter at least 24 hours prior to the Closing Date was not sent or given to such person prior to the settlement of the sale of the Offered Certificates to such person (unless the Company shall have agreed that such amendment or supplement need not be so sent or given). This indemnity agreement will be in addition to any liability which the Company may otherwise have; provided, however, that the Company shall not be liable to any Underwriter for losses of anticipated profits from the transactions covered by this Agreement.

            (b) Each Underwriter severally, but not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signs the Registration Statement, and each person, if any, who controls the Company within the meaning of either the 1933 Act or the 1934 Act, against any and all losses, claims, damages, expenses or liabilities, joint or several, to which the Company or any of them may become subject under the 1933 Act, the 1934 Act, or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon (1) any untrue statement or alleged untrue statement of a material fact contained in (A) the Registration Statement (or any amendment thereto), or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (B) the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, or in any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (C) any ABS Term Sheets or Computational Materials (as defined herein) or the omission or alleged omission to state therein a material fact which, when read together with any Basic Prospectus, Preliminary Final Prospectus and the Final Prospectus, was required to be stated therein or necessary to make the statements therein not misleading; provided, that no such material misstatement or omission arises from an error or omission in information relating to the underlying data regarding the Mortgage Loans or the related mortgagors or Mortgaged Properties provided by or at the direction of the Company or any Mortgage Loan Seller to such Underwriter; and provided, further, that any such ABS Term Sheets or Computational Materials were prepared by such Underwriter and distributed by such Underwriter, or (2) the failure of the Underwriters to comply with any provisions of Section 9 hereof and each Underwriter agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such loss, claim, damage, liability or action, but, in the case of clause 1(A) and (B) above, only with reference to written information furnished to the Company by or on behalf of such Underwriter or any member of its selling group, specifically for use in the Registration Statement, or in any revision or amendment thereof, or supplement thereto, or in the Basic Prospectus, any Preliminary Final Prospectus or the Final Prospectus, and, in the case of clauses 1(C) and (2) above, only an Underwriter who prepared and furnished the related ABS Term Sheets or Computational Materials or who failed to comply with Section 9 hereof shall have the foregoing obligations for such failure, provided however, that each such Underwriter shall have the foregoing obligations for any such failure by any member of its selling group. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

            The Company and each Underwriter acknowledge and agree that for all purposes of this Agreement the statements set forth in the first, second and third sentences of the last paragraph of the cover page of the Final Prospectus, the first paragraph, the first, third and fourth sentences of the third paragraph, the fourth paragraph and the second sentence of the fifth paragraph commencing on page S-___ of the Final Prospectus under the heading "Method of Distribution", together with the Underwriter Information (as defined in Section
9) constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in the documents referred to in the foregoing indemnities, and each Underwriter confirms that such statements are or will be, at the time made, correct.

            (c) Promptly after receipt by an indemnified party under this
Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party (x) hereunder unless such failure to notify prejudices the position of the indemnifying party or results in the loss of one or more defenses to the related cause of action or (y) otherwise than under this Section
7. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and to the extent that it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party or parties shall have reasonably concluded that there may be legal defenses available to it or them and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel (and one local counsel, if it deems so necessary) to assert such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election so to assume the defense of such action and approval by any indemnified party of counsel, the indemnifying party will not be liable to such indemnified party for expenses incurred by the indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in connection with the assertion of legal defenses in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel and one local counsel, approved by the Underwriters in the case of subsection (a), representing the indemnified parties under subsection (a) who are parties to such action), (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause (i) or (iii). The indemnifying party shall not be liable for any settlement of any action effected without its prior written consent, which consent shall not be unreasonably withheld, but if settled with such consent, the indemnifying party shall indemnify the indemnified party from and against any indemnifiable losses, claims, damages and liabilities by reason of such settlement. No indemnifying party who has elected to assume the defense of such action shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

            (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable in accordance with its terms to an indemnified party under this Section 7, or if such indemnification is provided for in Section 7 hereof is insufficient in respect of any losses, claims, damages and liabilities referred to herein, then the Company and each Underwriter, to the extent of underwriting discounts and commissions received by it, shall individually contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages, expenses or liabilities referred to in subsection (a) or (b) above, in such proportion as is appropriate to reflect (i) the relative benefits received by the Company on the one hand and each Underwriter on the other from the offering of the Offered Certificates (taking into account the portion of the proceeds of the offering realized by each party) and (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above, but also to reflect the relative fault of the Company on the one hand and each Underwriter on the other in connection with the statement or omission or failure to comply that resulted in such losses, claims, damages, expenses or liabilities, as well as any other relevant equitable considerations (taking into account the parties' relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission or failure to comply, and any other equitable consideration appropriate under the circumstances). The relative benefits received by the Company on the one hand and each Underwriter, including any member of its selling group, on the other shall be in such proportion as the total net proceeds from the offering of the Offered Certificates (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by each Underwriter, including any member of its selling group, with respect to such offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the respective Underwriter, or any member of its selling group, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission or failure to comply. Notwithstanding anything to the contrary in this
Section 7(d), if the losses, claims, damages, expenses or liabilities (or actions in respect thereof) referred to in this Section 7(d) arise out of an untrue statement or alleged untrue statement of a material fact contained in any Underwriter 8-K (as such term is defined in Section 9 hereof) or the failure of any Underwriter or any member of its selling group, to comply with any provision of Section 9 hereof, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, expenses or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and the respective Underwriter or any member of its selling group, on the other (determined in accordance with the preceding sentence) in connection with the statements or omissions in such Underwriter 8-K, or such failure to comply, which resulted in such losses, claims, damages, expenses or liabilities (or actions in respect thereof), as well as any other equitable considerations. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were to be determined by per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, expenses or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing or defending against any action or claim which is the subject of this subsection (d) subject to the limitations therein provided under subsection (c). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Certificates underwritten and distributed by it were offered to the public exceeds the amount of any damages that such Underwriter has otherwise paid or become liable to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) or willful failure to comply with Section 10 hereof shall be entitled to contribution from any person who was not also guilty of such fraudulent misrepresentation or willful failure to comply. The Underwriters' obligation in this subsection (d) to contribute shall be several in proportion to their respective underwriting obligations and not joint. For purposes of this Section 7(d), and notwithstanding anything to the contrary in this Agreement, ___ shall be deemed to have received underwriting discounts and commissions equal to ________% of the initial principal amount of the Class [A-1], Class [A-2], Class [B], Class [C], Class [D], Class [E], Class [F], Class [G] and Class [H] Certificates and ________% of the Notional Amount of the Class [X] Certificates purchased by ____ and ___ shall be deemed to have received underwriting discounts and commissions equal to _______% of the initial principal amount of the Class [A-2] purchased by ___.

            (e) Each Underwriter will indemnify and hold harmless any other Underwriter and each person, if any, who controls such Underwriter within the meaning of either the 1933 Act or the 1934 Act (collectively, the "Non-Indemnifying Underwriter") from and against any and all losses, claims, damages, expenses or liabilities, joint or several, to which any Non-Indemnifying Underwriter becomes subject under the 1933 Act, the 1934 Act or other federal or state statutory law or regulation, common law or otherwise, insofar as such losses, claims, damages, expenses or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement of material fact contained in any Computational Materials or ABS Term Sheets distributed by such indemnifying Underwriter or any member of its selling group, in connection with the Underwritten Certificates or in any revision or amendment thereof or supplement thereto or (ii) the failure of such indemnifying Underwriter, or any member of its selling group, to comply with any provision of
Section 9 hereof, and agrees to reimburse each such Non-Indemnifying Underwriter, as incurred for any legal or other expenses reasonably incurred by them in connection with investigating, preparing or defending any such loss, claim, damage, liability or action; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent any such untrue statement of material fact arises out of or is based upon an untrue statement or omission with respect to the Mortgage Loan Seller Covered Information; provided that the indemnification provided by this Section 7 shall apply notwithstanding the preceding proviso, to the extent that (1) such untrue statement of a material fact was made as a result of an error in the manipulation of, or in any calculations based upon, or in any aggregation of the information regarding the Mortgage Loans, the related Mortgagors and/or the related Mortgaged Properties set forth in the Master Tape and Annex A to the Prospectus Supplement, including without limitation the aggregation of such information relating to the Mortgage Loans in the Trust Fund or (2) the information provided by the related Mortgage Loan Seller was not represented accurately in the Master Tape, the Preliminary Final Prospectus or the Final Prospectus. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

            8. Default by an Underwriter. (a) If, on the Closing Date, any Underwriter defaults in the performance of its obligations under this Agreement, the non-defaulting Underwriter may make arrangements for the purchase of the Offered Certificates which such defaulting Underwriter agreed but failed to purchase by other persons satisfactory to the Company, but if no such arrangements are made within 36 hours after such default, this Agreement shall terminate without liability on the part of the non-defaulting Underwriter or the Company, except that the Company will continue to be liable for the payment of expenses to the extent set forth in Section 5(f) and except that the provisions of Sections 7 and 9 shall not terminate and shall remain in effect. As used in this Agreement, the term "Underwriters" includes, for all purposes of this Agreement unless the context otherwise requires, any party not listed on
Schedule 1 hereto that, pursuant to this Section 8, purchases Offered Certificates which the defaulting Underwriter agreed but failed to purchase.

            (b) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company or the non-defaulting Underwriter for damages caused by its default. If other persons are obligated or agree to purchase the Offered Certificates of the defaulting Underwriter, either the non-defaulting Underwriter or the Company may postpone the Closing Date for up to seven full business days in order to effect any changes that in the opinion of counsel for the Company or counsel for the Underwriters may be necessary in the Registration Statement and/or the Final Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and/or the Final Prospectus that effects any such changes.

            9. Computational Materials and ABS Term Sheets.

            (a) The parties acknowledge that, subsequent to the date on which the Registration Statement became effective and up to and including the date on which the Final Prospectus with respect to the Offered Certificates is first made available to the Underwriters, the Underwriters, including any member of its selling group, may furnish to various potential investors in Offered Certificates, in writing: (i) "Computational Materials," as defined in a no-action letter (the "Kidder No-Action Letter") issued by the staff of the Commission on May 20, 1994 to Kidder, Peabody Acceptance Corporation I, et al., as modified by a no-action letter (the "First PSA No-Action Letter") issued by the staff of the Commission on May 27, 1994 to the Public Securities Association (the "PSA") and as further modified by a no-action letter (the "Second PSA No-Action Letter," and together with the Kidder No-Action Letter and the First PSA No-Action Letter, the "No-Action Letters") issued by the staff of the Commission on February 17, 1995 to the PSA; (ii) "Structural Term Sheets," as defined in the Second PSA No-Action Letter and/or (iii) "Collateral Term Sheets," as defined in the Second PSA No-Action Letter. Structural Term Sheets and Collateral Term Sheets are collectively referred to herein as "ABS Term Sheets").

            (b) In connection with the Offered Certificates, each Underwriter shall furnish to the Company, at least 1 business day prior to the time of filing of the Final Prospectus pursuant to Rule 424 under the 1933 Act, all Computational Materials used by such Underwriter, or any member of its selling group, and required to be filed with the Commission in order for such Underwriter to avail itself of the relief granted in the No-Action Letters (such Computational Materials, the "Furnished Computational Materials").

            (c) In connection with the Offered Certificates, each Underwriter shall furnish to the Company, at least 1 business day prior to the time of filing of the Final Prospectus pursuant to Rule 424 under the Act, all Structural Term Sheets used by such Underwriter, or any member of its selling group, and required to be filed with the Commission in order for such Underwriter to avail itself of the relief granted in the No-Action Letters (such Structural Term Sheets, the "Furnished Structural Term Sheets").

            (d) In connection with the Offered Certificates, each Underwriter shall furnish to the Company, within 1 business day after the first use thereof, all Collateral Term Sheets used by such Underwriter, or any member of its selling group, and required to be filed with the Commission in order for such Underwriter to avail itself of the relief granted in the No-Action Letters (such Collateral Term Sheets, the "Furnished Collateral Term Sheets") and shall advise the Company of the date on which each such Collateral Term Sheet was first used.

            (e) Each Underwriter shall prepare for signature by the Company and filing and (following signature by the Company) cause to be filed with the Commission one or more current reports on Form 8-K (collectively, together with any amendments and supplements thereto, the "Underwriter 8-Ks," and each an "Underwriter 8-K") with respect to all Furnished Computational Materials, Structural Term Sheets and Collateral Term Sheets used by it or any member of its selling group (pro-rating the costs and expenses thereof on the basis of the number of pages of each such Underwriter 8-K to the extent that more than one Underwriter contributes such sheets to such Underwriter 8-K) such that such Underwriter may avail itself of the relief granted in the No-Action Letters. In particular, each Underwriter shall cause to be filed with the Commission (i) all of its Furnished Computational Materials and all of its Furnished Structural Term Sheets on an Underwriter 8-K prior to or concurrently with the filing of the Final Prospectus with respect to the Offered Certificates pursuant to Rule 424 under the 1933 Act; and (ii) all of its Furnished Collateral Term Sheets on an Underwriter 8-K not later than 2 business days after the first use thereof.

            (f) Each Underwriter shall, if required by the Company, reasonably cooperate with the Company and with the Accountants in obtaining a letter or letters, in form and substance satisfactory to the Company and such Underwriter, of the Accountants regarding the information in the Underwriter 8-K consisting of Furnished Computational Materials and/or Furnished Structural Term Sheets; provided, however, that the fee payable by each Underwriter with respect to any such letter shall not exceed $3,000, severally and not in the aggregate. Any such letter shall be obtained prior to the filing of any such Underwriter 8-K with the Commission.

            (g) Each Underwriter represents and warrants to, and covenants with, the Company that as presented in any Underwriter 8-K, the Underwriter Information (defined below) is not misleading and not inaccurate in any material respect and that any Collateral Information contained in any Underwriter 8-K prepared by it which is not otherwise inaccurate in any material respect is not presented in such Underwriter 8-K prepared by it in a way that is either misleading or inaccurate in any material respect. Each Underwriter further covenants with the Company that if any Computational Materials or ABS Term Sheets contained in any Underwriter 8-K are found to include any information that is misleading or inaccurate in any material respect, such Underwriter promptly shall inform the Company of such finding, provide the Company with revised and/or corrected Computational Materials or ABS Term Sheets, as the case may be, and promptly prepare for signature by the Company and filing and (following signature by the Company) cause to be delivered for filing to the Commission in accordance herewith, an Underwriter 8-K containing such revised and/or corrected Computational Materials or ABS Term Sheets, as the case may be.

            (h) Each Underwriter covenants that all Computational Materials and ABS Term Sheets used by it shall contain the following legend:

            "THIS INFORMATION IS FURNISHED TO YOU SOLELY BY [THE UNDERWRITER] AND NOT BY GE COMMERCIAL MORTGAGE CORPORATION ("GECMC") OR ANY OF ITS AFFILIATES (OTHER THAN _______________________)."

            (i) Each Underwriter covenants that all Collateral Term Sheets used by it shall contain the following additional legend:

            "THE INFORMATION CONTAINED HEREIN WILL BE SUPERSEDED BY THE DESCRIPTION OF THE MORTGAGE LOANS CONTAINED IN THE PROSPECTUS SUPPLEMENT."

            (j) Each Underwriter covenants that all Collateral Term Sheets (other than the initial Collateral Term Sheet) shall contain the following additional legend:

            "THE INFORMATION CONTAINED HEREIN SUPERSEDES THE INFORMATION IN ALL PRIOR COLLATERAL TERM SHEETS, IF ANY."

            (k) [Reserved]

            (l) Each Underwriter shall deliver to the Company a copy of each Underwriter 8-K prepared by it (including written evidence of filing) promptly upon filing the same with the Commission (but in any event not later than the earlier to occur of (i) the second business day after filing and (ii) the Closing Date).

            (m) For purposes of this Agreement, the term "Underwriter Information" means such portion, if any, of the information contained in any Underwriter 8-K that is not Collateral Information or Prospectus Information; provided, however, that information contained in an Underwriter 8-K that is not Collateral Information or Prospectus Information shall not constitute Underwriter Information to the extent such information is inaccurate or misleading in any material respect directly as a result of it being based on Collateral Information or Prospectus Information that is inaccurate or misleading in any material respect. "Prospectus Information" means the information contained in (but not incorporated by reference in) any Preliminary Final Prospectus, provided, however, that if any information that would otherwise constitute Collateral Information or Prospectus Information is presented in any Underwriter 8-K in a way that is either inaccurate or misleading in any material respect, such information shall not be Collateral Information or Prospectus Information.

            10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Company prior to delivery of and payment for all Certificates if prior to such time (i) trading in securities generally on the New York Stock Exchange or the American Stock Exchange shall have been suspended or materially limited, (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities or (iii) there shall have occurred any outbreak or material escalation of hostilities, declaration by the United States of a national emergency or war or other calamity or crisis, the effect of which on the financial markets of the United States is such as to make it, in the reasonable judgment of the Underwriters, impracticable to market the Offered Certificates on the terms specified herein.

            11. Reimbursement of Underwriters' Expenses. If the sale of the Offered Certificates provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof, other than by reason of (i) a default by any of the Underwriters or (ii) a termination of this Agreement pursuant to Section 10 hereof, the Company will reimburse the Underwriters severally, upon demand, for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Offered Certificates.

            12. Representations and Indemnities and Agreements to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Offered Certificates. The provisions of Section 5(f) regarding the payment of costs and expenses and the provisions of Section 7 hereof shall survive the termination or cancellation of this Agreement.

            13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Underwriters, will be mailed, hand delivered or sent by facsimile transmission and confirmed to them at, in the case of ___________________, to it at _______________________________,
Attention: ___________________, fax number ________________ in the case of
_______________________, Attention: ______________, fax number
____________________; or, if sent to the Company, will be mailed, hand delivered or sent by facsimile transmission and confirmed to it at GE Commercial Mortgage Corporation, [125 Park Avenue, New York, New York 10017], Attention: Daniel J. Vinson, fax number ________________________.

            14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and their successors and assigns, and no other person will have any right or obligation hereunder.

            15. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York. This Agreement may be executed in any number of counterparts, each of which shall for all purposes be deemed to be an original and all of which shall together constitute but one and the same instrument.

                           [Signature Page Follows]

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Underwriters.

                                       Very truly yours,


                                       GE COMMERCIAL MORTGAGE
                                         CORPORATION



                                       By:
                                          -------------------------------------
                                          Name:
                                          Title:

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

--------------------------



By:
   ------------------------
   Name:
   Title:



--------------------------



By:
   ------------------------
   Name:
   Title:

                                  SCHEDULE I

Underwriting Agreement, dated ______________, __, 200_

As used in this Agreement, the term "Registration Statement" refers collectively to the Company's registration statements on Form S-3 (File No. 333-_____).

Title and Description of Certificates: GE Commercial Mortgage Corporation, Commercial Mortgage Pass-Through Certificates, Series 200_-_.

Initial   aggregate   Certificate   Balance  of  the   Offered   Certificates:
$_______________ (Approximate)

                     Initial Certificate    Initial Pass-
                         Balance or            Through          S&P       DCR
Certificates         Notional Amount(1)         Rate(2)       Rating    Rating
------------         ------------------         -------       ------    ------
Class A-1                 $                       %
Class A-2                 $                       %
Class X                   $        (3)            %(4)
Class B                   $                       %
Class C                   $                       %
Class D                   $                       %(5)
Class E                   $                       %(5)
Class F                   $                       %(5)
Class G (6)              (7)                      %
Class H (6)              (7)                      %              (8)
Class R (6)              N/A                      N/A            (8)       (8)
Class LR (6)             N/A                      N/A            (8)       (8)


------------------

(1)   Approximate (subject to a permitted variance of plus or minus 5%).

(2)   Approximate.

(3)   Notional Amount.

(4) The Pass-Through Rate on the Class X Certificates will be equal to [the excess, if any, of (i) the weighted average of the Net Mortgage Rate on the Mortgage Loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of 12 30-day months), over (ii) the weighted average of the Pass-Through Rates of the other Classes of Certificates (other than the Residual Certificates).]

(5) [For any Distribution Date, if the weighted average Net Mortgage Rate as of the first day of the related Due Period is less than the rate specified for the Class D, Class E or Class F Certificates with respect to such Distribution Date, then the Pass-Through for such Class of Certificates for such Distribution Date will equal the weighted average of the Net Mortgage Rate.]

(6)   These Classes are not Offered Certificates.

(7)   The  aggregate   initial   Certificate   Balance  of  these  Classes  is
approximately $____________.

(8)   Not Rated.

The aggregate purchase price for the Offered Certificates purchased from the Depositor by __________________ will be equal to _________% of the aggregate initial Certificate Balance of the Offered Certificates purchased by it, and the aggregate purchase price for the Offered Certificates purchased from the Depositor by _________________ will be equal to ________% of the aggregate initial Certificate Balance of the Offered Certificates purchased by it, in each case including accrued interest on the Certificate Balance at their respective Pass Through Rates, if any, from the Cut-Off Date. Closing Time, Date and
Location: 10:00 A.M. on ____________ ___, 200_ at the offices of Cadwalader, Wickersham & Taft, 100 Maiden Lane, New York, New York.

Issuance and Delivery of Certificates: The Offered Certificates will be delivered in book-entry form through the Same-Day Funds Settlement System of The Depository Trust Company.

                                 SCHEDULE II

           Class
-----------------------  -----------------------------  ------------------------
Class A-1                           $                               $
Class A-2                           $                               $
Class X                             $                               $
Class B                             $                               $
Class C                             $                               $
Class D                             $                               $
Class E                             $                               $
Class F                             $                               $
Class G                             $                               $
Class H                             $                               $

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